UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 16, 2011

(September 12, 2011)

OBSCENE JEANS CORPORATION

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-166064 (Commission File Number)	27-1070374 (IRS Employer Identification No.)

5624 Palmer Blvd.

Sarasota, Florida 34232

(Address of principal executive offices) (Zip Code)

(941) 928-5626

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 12, 2011, the Company entered into a Product Placement Agreement with Celeb Branding, LLC (the “Product Placement Agreement”) for the purposes of product placement and brand awareness for and on the cast members of MTV’s Jersey Shore television show. Under the terms of the Product Placement Agreement, the Company would provide its jeans to female cast members of MTV’s Jersey Shore television show for organic, on-camera product placement and brand awareness. The term of the agreement was for the six month period from September 10, 2011 through March 10, 2012. The Company was required to pay $1,500 to Celeb Branding, LLC under the terms of the agreement.

Item 1.02 Termination of a Material Definitive Agreement

On September 13, 2011, the Company was notified by Celeb Branding, LLC. that it was unable to perform as required under the terms of the Product Placement Agreement and the agreement was terminated.

Item 9.01 Financial Statements and Exhibits

10.1        Product Placement Agreement with Celeb Branding, LLC.

10.2        Invoice from Celeb Branding, LLC. dated September 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 16, 2011

Obscene Jeans Corporation

By:    /s/ Rachel Stark-Cappelli

Rachel Stark-Cappelli, CEO